Exhibit 10.27

Nortel Networks Agreement No. 011449

Nortel Networks Amendment No. 011449(1)

AMENDMENT #1

TO

OEM PURCHASE AND SALE AGREEMENT NO. 011449 (“Agreement”)

BETWEEN SELLER CORPORATION AND NORTEL NETWORKS LIMITED

This Amendment #1 to OEM Purchase and Sale Agreement No. 011449 by and between Nortel Networks Limited, a Canada corporation with offices located at 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada L6T 5P6 (Nortel Networks) and AudioCodes Ltd., an Israeli corporation with offices located at 4 HaHoresh Street, 56470 Yehud, Israel (Seller), will be effective as of May 1, 2003 ("Exhibit A-3 Effective Date"),

WHEREAS, Nortel Networks and Seller entered into an OEM Purchase and Sale Agreement dated April 28, 2003 ("Agreement"); and

WHEREAS, Nortel Networks and Seller wish to amend the Agreement for the purposes of adding Exhibit A-3 and for revising the terms and conditions of the Agreement, but only for purposes of governing the sale and purchase of the Products described in Exhibit A-3 (“Norstar Gateway Products”);

NOW, THEREFORE, in consideration of the premises and the promises set forth herein, but only for purposes of governing the sale and purchase of the Products described in new Exhibit A-3 (“Norstar Gateway Products”), the parties agree as follows:

1.

Nortel Networks and Seller agree to amend the Agreement as follows:

1.1

Add new Exhibit A-3 (including Attachment 1 to Exhibit A-3) to the Agreement, attached to and incorporated in this Amendment 1 as Attachment 1.

1.2

Add new Subsection 7.4.1 to the Agreement, as follows:

“7.4.1

Notwithstanding Section 7.4 above and only for purposes of Products being purchased under Exhibit A-3 (Norstar Gateway Products as defined there), incorporated in and attached to this Agreement, Nortel Networks or the purchasing Subsidiary or Affiliate may cancel at its convenience any part of a P.O., Blanket Purchase Order or Release according to the following schedule:

[*] Confidential

# calendar days before Delivery Date

 % of total order Price

cancellable without charge

       0-15

[*]%

      16-30

[*]%

      31-45

[*]%

      >45

[*]%

Seller will invoice Nortel Networks for the dollar amount of that portion of the total Price of any Purchase Order or Release that is cancelled and not subject to the exclusion set out in the matrix above.”

1.3

Add new Subsection 8.4 to the Agreement, as follows:

“8.4.1

Notwithstanding Section 8.4 above and only for Products purchased under Exhibit A-3 (Norstar Gateway Products), at no additional charge Nortel Networks may reschedule each Delivery Date in accordance with the applicable Product rescheduling schedule in Exhibit A-3. Nortel Networks may defer once per Purchase Order (reschedule) all or part of the Products ordered under any Purchase Order for as long as seventy-five (75) business days beyond the scheduled delivery date, provided notice of such deferral is given to Seller at least twenty (20) business days prior to the scheduled delivery date. If Products rescheduled under this Subsection 7.4.1 are subsequently canceled, cancellation shall be based on the original scheduled delivery date.”

1.4

Add new Subsection Section 11.1.1 to the Agreement, as follows:

“11.1.1

Notwithstanding Section 11.1 above and only for Products purchased under Exhibit A-3 (Norstar Gateway Products), Seller warrants that for eighteen (18) months from the Delivery Date (Product Warranty Period), the Hardware and the Software will be free from material defects in materials and workmanship and will conform to the Specifications.”

1.5

Add new Subsection 11.2.1 to the Agreement, as follows:

“11.2.l

Notwithstanding the definition of “Epidemic Failure: in Section 11.2 above and only for purposes of Products purchased under Exhibit A-3 (Norstar Gateway Products) Epidemic Failure will mean that the same type of Products has experienced the same type of failure to conform to the applicable Specifications, and such failure materially affects Product functionality, based on the following minimum quantities so affected:

(a)

a minimum of [*]% of a total installed base of between [*] units and [*] units; or,

(b)

a minimum of [*] units out of a total installed base of between [*] units and [*] units; or,

(c)

a minimum of [*]% out of a total installed base of [*] or more units.”

1.6

For the Norstar Gateway Products described in Exhibit A-3, add the following new Sections 3 and 4 to Part 1 of Exhibit B.

“3.

Notwithstanding the return rate stated in the Specifications, the return rate for the Products purchased under Exhibit A-3 (“Norstar Return Rate”) shall be [*]% for the first 12 month period immediately following the actual delivery to Nortel Networks of the first Products purchased by Nortel Networks under Exhibit A-3 and [*]% for each 12 month period thereafter based on minimum installed base of [*] units.”

“4.

Seller will ensure that the Norstar Gateway Products set out in Exhibit A-3 will meet or exceed a minimum calculated MTBF of 5 years.”

1.7

Add the following after the matrix in Exhibit C, Section 3.3.

Notwithstanding the preceding matrix and only for purposes of Products purchased under Exhibit A-3 (Norstar Gateway Products) , the following will apply:

Nortel CPC	Nortel PEC	Seller Part #	Description	Repair Price per Unit	NFF Price per Unit
A0514478	NT9B10AAAA		Norstar IP Gateway ENG/FR	$[*]	$[*]

1.8

Add the following new Section 5.0 to Exhibit C, as follows:

“5.

For the Norstar Gateway Products described in Exhibit A-3, Seller is responsible for ensuring that any accessory (i.e. mounting bracket kit, Y splitter or power cord) that is with the Product when Seller receives the Product for repair, is in the packaging container with the Product when the repaired Product is shipped back to Nortel Networks.

5.1

Regardless of whether the Norstar Gateway Product that Seller receives for repair has a power cord, mounting bracket kit or Y splitter with it, Seller shall ensure that all repaired Products are shipped back to Nortel Networks in a carton, similar to the carton the original product ships in, with a power cord, mounting bracket kit and a Y splitter.  An extra charge of $15.00 shall apply to every unit, regardless of whether such Product is in or out of Warranty. This extra charge is based on 50% of units returned without a power cord, 100% of units returned without a mounting bracket kit, and 50% of units returned without a Y splitter. The extra charge will be adjusted regularly based on actual trends, provided, however, the extra charge will never be greater than $15 per unit. For the avoidance of doubt, power cord, mounting bracket kit or Y splitter may be used rather than new.”

[*] Confidential

1.9

Add new Subsection 18.2.1, as follows:

“18.2.1

Notwithstanding the preceding Nortel Networks will indemnify and hold harmless Seller and its Subsidiaries and Affiliates  (including their employees, officers and directors) from fines, penalties, losses, costs, damages, injuries, claims, expenses or liabilities but solely to the extent that they  (i) result from intellectual property, designs, specifications, trademarks or artworks provided by Nortel Networks to Seller in relation to Products provided by Seller under Exhibit A-3 of this Agreement, and ( ii) (a) result from injury or death of a person or damage or loss of property during performance of this Agreement, or (b) are caused by the Product (Product Liabilities), or (c) result from infringement of third party rights in a Product (Infringement Claim Liabilities).  The fines, penalties, losses, costs, damages, injuries, claims or liabilities resulting from Section 11.1(a) through (c) will be known collectively as Nortel Networks Liabilities.

1.1.1.1

At its expense Nortel Networks will defend against or settle Nortel Networks Liabilities and pay related costs and attorneys' fees. Nortel Networks will have sole control of the settlement or defense of Nortel Networks Liabilities, but Seller or the indemnified Subsidiary or Affiliate may participate in the defense or settlement at its own expense. Seller will give notice to Nortel Networks of Nortel Networks Liabilities. Notwithstanding anything to the contrary in this subsection 18.2.1, Nortel Networks has no obligation to indemnify Seller to the extent liabilities result from Seller's modification or use of a Product in a manner other than in accordance with the applicable design instructions provided by Nortel Networks or use of the design instructions Exhibit A-3 in strict accordance with instructions provided by Nortel Networks and to the extent such liability relates to Seller's departure from such instructions of Nortel Networks.”

2.

This Amendment will serve as notice under Section 1.1 of the Agreement that Nortel Networks Inc. will be a purchasing Subsidiary under the Agreement.

3.

Nortel Networks is hereby notified for the purposes of Article 7.5 and Nortel Networks hereby accepts short notice that the Country of Origin of the Products purchased by Nortel Networks under Exhibit A-3 will be the People's Republic of China.

4.

This Amendment # 1 supercedes the Product Evaluation Agreement between the Parties dated March 31, 2003 and will constitute the Parties’ mutual written agreement to terminate the Product Evaluation Agreement dated March 31, 2003, as of the Exhibit A-3 Effective Date.

5.

Except for this Amendment No. 1, in all other respects the Agreement shall remain unchanged.

[*] Confidential

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the Agreement to be signed by their duly authorized representatives.

NORTEL NETWORKS LIMITED

AUDIOCODES LTD.

By:

By:

Print Name:

Print Name:

Title:

Title:

Date:

Date:

[*] Confidential

ATTACHMENT 1

EXHIBIT A-3

NORSTAR GATEWAY PRODUCT

PRICES, DISCOUNTS AND DELIVERY

1.

Norstar Gateway Products List:

Accepted Products, Prices and Discounts

Nortel CPC	Nortel PEC	Seller Part #	Description	Standard Lead Time	Order Quantity	Price per Unit
A0514478	NT9B10AAAA	MP-104/FXS/AC/H.323-0	4 Port analog MGW. All systems are to be shipped with a power cord, Y splitter, mounting bracket kit Norstar VoIP Gateway Documentation & Software CD and a paper copy of the installation guide.	6 weeks	100 units or greater	$[*]
A0514478	NT9B10AAAA	MP-104/FXS/AC/H.323-0	4 Port analog MGW. All systems are to be shipped with a power cord, Y splitter, mounting bracket kit, Norstar VoIP Gateway Documentation& Software CD and a paper copy of the installation guide.	6 weeks	50-99 units	$[*]
A0514478	NT9B10AAAA	MP-104/FXS/AC/H.323-0	4 Port analog MGW. All systems are to be shipped with a power cord, Y splitter, mounting bracket kit, Norstar VoIP Gateway Documentation& Software CD and a paper copy of the installation guide.	6 weeks	1 – 49 units	$[*]
A0520936	NTAB9923		One CD with Norstar VoIP Gateway Software and Documentation	2 weeks	100 units or greater	$[*]

With respect to the cost reduction obligation described in Section 3 below, Seller is not obligated in its cost reduction calculations to include the cost of indemnifying Nortel Networks against third party intellectual property claims related to Nortel Networks purchase of Product A0514478, which includes Voice Codec G.723.1 and G.729A.  For purposes of such cost reduction calculations the cost for Codec indemnification included in the Price for A0514478 is $[*] per port per Codec.

2.

Product List:

Non-accepted products, Prices, Discounts and Availability Dates

Nortel CPC	Nortel PEC	Seller Part #	Description	Price	Date Avail-able

3.

Subject to certain exclusions referred to elsewhere in this Exhibit A-3, Seller must reduce the Price of the Products (i) by at least [*]% for all Purchase Orders and Releases issued by Nortel Networks between October 1, 2004 and September 30, 2005; and, (ii) by at least an additional [*]% (over and above the [*]%) for all Purchase Orders and Releases issued by Nortel Networks between October 1, 2005 and September 30, 2006.

4.

On a monthly basis Nortel Networks shall provide Seller with a rolling 12-month non-binding forecast for the Products.  Seller shall use any forecast provided by Nortel Networks for planning purposes only. In that regard, a forecast is not a commitment by Nortel Networks or a Subsidiary or Affiliate to purchase any quantity or dollar amount of Products.

5.

Prior to the applicable Delivery Date for a Purchase Order or Release that conforms to a 6 week lead time requirement, Seller must accept a new Purchase Order or Release (or an amended Purchase Order or Release) for a number of units in excess of the number of units originally ordered by Nortel Networks under the conforming Purchase Order or Release (“Excess Units”), whether or not such order for Excess Units conforms to the 6 week lead time requirement. The number of Excess Units that Nortel Networks may order within the 6 week lead time is based on the number of days prior to the Delivery Date the Excess Units are ordered, as set out in the table below. Seller further agrees that the Delivery Date for Excess Units ordered under this Section will be the same as the Delivery Date of the original P.O. or Release to which the increase is linked.

# Days prior to

Delivery Date

 Maximum Qty of Excess Units

5-20 business days

up to [*]% of original Purchase Order or Release

21-30 business days

up to [*]% of original Purchase Order or Release

5.1

Notwithstanding the preceding:

a)

 Nortel Networks will have no liability for, or obligation to reimburse Seller for, any purchases or commitments Seller makes or work performed by Seller (including but not limited to raw materials, work in progress, components or finished goods inventory) with respect to making Products available for purchase other than those included in a Purchase Order or Release.

b)

Unless otherwise agreed in a written amendment to this Agreement, for 36 months starting October 1, 2003, Seller agrees to maintain an inventory of at least 100 units of the then-current version of the Norstar Gateway Product that are available to ship within 7 business days of receipt of a P.O. or Release.  Replenishment of inventory shall be at Seller's standard lead time.

6.

Nortel Networks’ first Purchase Order for Accepted Product will be for a quantity equal to 300 units minus any units purchased prior to Product Acceptance.

7.

Delays in Delivery of Products (after completion of the Development Agreement and Acceptance) shall be governed by section 8.3 of the Agreement.

8.

In addition to its obligations under Section 6.2.3 of the Agreement, Seller shall provide Nortel with reports on out-of-box audit and final inspection results for the Products intended for delivery to Nortel. Such additional reports shall be provided  for Norstar Gateway Product starting October 16, 2003.

9.

In the event the Product return rates during the Product’s warranty period are 8 times higher than the Norstar Return Rate, as set out in Exhibit B (Part I, Section 3) and as further amended in this Amendment 1, Seller shall reimburse Nortel Networks for the direct costs (limited to freight and packaging) Nortel Networks has incurred as a direct result of Product returns in excess of 8 times the Norstar Return Rate.  However, the parties agree that the direct costs for which Seller is obligated will not exceed the total dollar amount of net Purchase Orders (i.e., Purchase Orders excluding cancelled or delayed purchase orders) for Norstar Gateway Products in the 12 month period immediately preceding the date on which the “8 times” is first exceeded. For the avoidance of doubt Product returns shall exclude any returns under section 4.3 of the Agreement.

10.

To support the Norstar Gateway Products it purchases under this Exhibit A-3, Nortel Networks will purchase the “Standard Support Package” as described in Exhibit C.  In that regard Nortel Networks agrees to purchase at least 36 months of support, beginning October 1, 2003; provided, however, Seller agrees that will not charge Nortel Networks for the first 12 months of such support.

11.

Nortel Networks hereby grants Seller and its manufacturer of the Norstar Gateway Product, Flextronics International Ltd., the non-exclusive, limited right to use, free of charge, the following items in conjunction with the provision of the Norstar Gateway Products to Nortel Networks and for so long as Seller provides such Norstar Gateway Products or services related thereto to Nortel Networks, its Subsidiaries or Affiliates under this agreement:

a.

Nortel Networks’ proprietary interface for CLID (calling line ID), to the extent expressly set out in the Development Agreement dated March 28, 2003 .

b.

Nortel Networks trademark (i.e., the masterbrand company design --- the "Nortel Networks" logo), but only for purpose of marking the Norstar Gateway Products, based solely on specifications provided by Nortel Networks as may be modified from time to time, in respect of:

i.

Operations, Administration and Maintenance (OA&M) Web Browser header located at: http://47.135.151.86 as of the Effective Date of this Amendment;

i.

Soft copies of user documentation that are contained in the CD ROM (installation guide and user guide);

ii.

Printed copy of user documentation that is provided in the box (installation guide);

iii.

CD ROM and CD ROM jewel case artwork and labels;

iv.

Front panel of the Product;

v.

Product labels; and

vii.

Labeling on the Product box and packaging cartons.

1.

Seller shall make available for purchase by Nortel Networks an extension of the warranty described in Section 11 of the Agreement, but only as it pertains to Hardware, for the Products Nortel Networks purchases under this Exhibit A-3. Upon expiration of the applicable original Warranty Period Nortel Networks may purchase a 12 month extended warranty for a unit of Norstar Gateway Product Hardware (“Norstar Hardware”), and purchase additional 12 month extensions, up to a total of three consecutive 12 month periods (i.e., 36 months) for each unit of Norstar Hardware.  Seller will sell Nortel Networks extended Norstar Hardware warranties at a price of $[*] for each unit of Norstar Hardware with a minimum order quantity of [*] warranties (i.e., a $[*] block of warranties) subject to the following conditions: a) Within 12 months of the date of purchase of a block of [*] warranties Nortel Networks will provide Seller with the serial number of each Norstar Hardware unit for which it wants to activate an extended warranty; b) the 12 month period of extended warranty for a Norstar Hardware unit will be activated and coverage will start when Seller receives the serial number for the Norstar Hardware unit, and c) upon the expiration of 12 months from the date of purchase of a block of [*] warranties if Nortel Networks has not activated the whole block of [*] warranties, any unused warranties will expire.

2.

Software Distribution - For the avoidance of doubt the Software rights granted in Section 3 of the Agreement will include Nortel Networks’ right to load Software used with Norstar Gateway Products on a Nortel Networks server used by authorized Nortel Networks distributors and from which each distributor may download the Software and install it on the installed Norstar Gateway Products as provided in the Agreement.

3.

Norstar Gateway Product Software Support Escrow – Within thirty (30) days after execution of this Amendment, Seller and Nortel Networks Inc. will execute the Depositor Acceptance Form and Amendment, attached to and incorporated in this Exhibit A-3 as Attachment 1.  Nortel Networks will ensure that its escrow agent DSI Technology Escrow Services, Inc. (“DSI”) also executes the Depositor Acceptance Form and Amendment, thereby implementing the terms and conditions of the Master Escrow Agreement dated February 1, 2003 between DSI and Nortel Networks Limited (“Master Escrow Agreement”).  Within thirty (30) days of the date of Nortel Networks’ notification to Seller of Nortel Networks’ Acceptance of a Norstar Gateway Product, Seller will deposit with DSI those materials necessary for Nortel Networks to provide software support on the Product to its customers, including, but not limited to, all Product source code, Seller’s specific software tools, debugging tools, testing tools, and supporting documents required to debug, modify, compile, link and create patches to fix bugs in any part of the Software (“Norstar Gateway Escrow Materials”).  Nortel Networks will pay all fees incurred under the Escrow Agreement with respect to Norstar Gateway Escrow Materials with the exception of any fees resulting from Seller’s breach of the Escrow Agreement.

14.1

Intent of Parties - The parties agree that the only purpose for accessing the Norstar Gateway Escrow Materials held under the Escrow Agreement will be to allow Nortel Networks to support the software on its installed base of Norstar Gateway Product. Nortel Networks understands that it is prohibited from using Norstar Gateway Escrow Materials to create any other or new products or for any other purpose.   Nothing in this section is intended to affect the other provisions of this Agreement, or grant Nortel Networks additional rights to those expressly granted to it under this Agreement.

14.2

Escrow Materials – The Norstar Gateway Escrow Materials shall be kept current by Seller by making updates to the Norstar Gateway Escrow Materials at least once per year (if such updates are made) until Seller discontinues the Norstar Gateway Product.  New materials deposited in escrow shall supplement previous materials deposited in escrow in relation to the relevant Norstar Gateway Product.

14.3

License Grant.  At such time as the Norstar Gateway Escrow Materials are released under the terms of the Master Escrow Agreement, Seller grants Nortel Networks a non-exclusive, license to utilize the Norstar Gateway Escrow Materials deposited with DSI to support the software in the Norstar Gateway Product for as long as Nortel Networks’ customers require such support.  “Support the software” shall mean repair bugs or defects in the Product's software by reference to the Specifications for the  Products purchased by Nortel Networks but without adding any new functionality or improvement thereto.

14.4

No Royalties.  Seller will not charge Nortel Networks any fees or royalties for Nortel Networks use of the Norstar Gateway Escrow Materials, as described in this Section 14.

14.5

Ownership of Rights.  Seller and/or its licensors shall continue to own all rights including but not limited to all intellectual property rights in the materials deposited in escrow and released to Nortel Networks (if at all).

14.6

Nortel Networks Responsibility.  With the exception of Seller’s indemnifying Nortel Networks against third party claims for intellectual property rights infringement, as set out in Section 18 (et seq) of this Agreement, Nortel Networks acknowledges that Nortel Networks’ use of the Norstar Gateway Escrow Materials will be at its sole risk and expense. Subject to the indemnification exception, Nortel Networks agrees to accept and use the Norstar Gateway Escrow Materials on "as is" basis and without warranty of any kind whatsoever. Except to the extent third party claims for infringement of intellectual rights arise from Nortel Networks’ use of the Norstar Gateway Escrow Materials, Nortel Networks shall indemnify and hold harmless Seller's directors, officers and employees from any and all claims of any sort relating to Nortel Networks’ use of the Norstar Gateway Escrow Materials.

4.

Seller shall ensure that its manufacturer of the Norstar Gateway Product (as of Exhibit A-3 Effective Date, Flextronics International Ltd.)(“Norstar Manufacturer”) has the necessary licenses and technology required to manufacture the Products identified in this Exhibit A-3.  Seller agrees that if any of the following trigger conditions occur, Nortel Networks will have the right to procure the Norstar Gateway Products directly from the then-current Norstar Manufacturer and Seller will ensure that the Norstar Manufacturer will have the right to manufacture the Norstar Gateway Products and sell the Products directly to Nortel Networks:

a.

Seller (i) files for voluntary dissolution in bankruptcy; (ii) files a petition for voluntary reorganization in bankruptcy (e.g., Chapter 11 in the U.S.), which is then converted to involuntary proceedings for dissolution based on a petition by a member of the creditor’s committee representing the creditors in the voluntary proceeding (or its equivalent in non-U.S. jurisdictions) and such proceedings are not dismissed within 90 days; or (iii) is declared insolvent under applicable bankruptcy/insolvency laws or other similar laws; or

b.

Over any 90 day period during the Term, subsequent to Nortel Networks having taken delivery of a total of 1,000 or more units of the Norstar Gateway Products, Nortel Networks experiences a consistent, repetitive and material failure or refusal by Seller to comply with the terms of this Agreement that govern Nortel Networks’ purchase of Norstar Gateway Products (which failure or refusal is not otherwise excused under the Agreement), which trigger condition will be effective as of the date Nortel Networks notifies Seller in writing of the 90 day failure or refusal (which notice can be Nortel Networks’ notice to DSI under the Master Escrow Agreement with a copy to Seller, requesting a release of the Norstar Gateway Escrow Materials, that includes a description of the specific failures or refusals); or,

c.

Seller ceases to carry on normal business operations.  For purposes of sub-part c, a merger, reorganization or other permitted assign under any written agreement between the applicable Preferred Beneficiary under the Master Escrow Agreement and AudioCodes Ltd. will not trigger a release of the Norstar Gateway Escrow Materials as long as the resulting reorganized entity, assignee or merged entity carries on normal business operations (i.e., continues the manufacture of Norstar Gateway Products and sale of Norstar Gateway Products directly to the Preferred Beneficiary).

15.1

If any one of sub-parts a through c in the preceding paragraph occurs and Nortel Networks chooses to procure Product from the Norstar Manufacturer, Nortel Networks will negotiate directly with the Norstar Manufacturer the terms and conditions of the purchase, including, but not limited to, price, warranty, indemnification, and payment terms applicable to the Norstar Gateway Products being sold to Nortel Networks by the Norstar Manufacturer.  Seller agrees that any royalty it charges the Norstar Manufacturer for each Norstar Gateway product sold by the Norstar Manufacturer directly to Nortel Networks will be $[*].

16.

Nortel Networks hereby agrees to loan Seller the equipment included in the list of equipment (“Loaned Equipment”) attached to and incorporated in this Exhibit A-3 as Attachment 2.   Nortel Networks will retain title to the Loaned Equipment; however, Seller will assume the risk of loss of the Loaned Equipment while the Loaned Equipment is in Seller’s possession.  Nortel Networks is providing the Loaned Equipment on an “as is basis” only and no warranties will apply to the Loaned Equipment. Seller may retain the Loaned Equipment during the Term; provided, upon 30 days’ notice from Nortel Networks at its expense Seller will return to Nortel Networks the loaned equipment described in the notice.  Seller will return Loaned Equipment in the same condition in which Seller received it, ordinary wear and tear excepted.

[*] Confidential

ATTACHMENT 1

TO EXHIBIT A-3

DEPOSITOR ACCEPTANCE FORM AND AMENDMENT

Account Number ______________________

AudioCodes Ltd. (“Depositor”), Nortel Networks Inc. (the “Preferred Beneficiary”) and DSI Technology Escrow Services, Inc. (“DSI”), hereby acknowledge that AudioCodes Ltd. is the Depositor referred to in the Master Escrow Agreement (“Agreement”) effective February 1, 2003 with DSI as the escrow agent and Nortel Networks Inc. as the Preferred Beneficiary.  In addition to DSI and the Preferred Beneficiary by its signature below, Depositor hereby agrees to be bound by all provisions of such Agreement; provided, however, the parties agree that for the limited purposes of AudioCodes Ltd.’s Deposit Materials under this Agreement the Agreement is amended as follows, but only for the particular purposes of governing the Deposit Materials generally described as Norstar Gateway Escrow Materials in Section 14 of Exhibit A-3 of the License Agreement:

1.

For purposes of this Depositor acceptance form (a) references to “License Agreement” in the Agreement will include OEM Purchase and Sale Agreement No. 011449 between Nortel Networks Inc. and AudioCodes Ltd., dated April 28, 2003; and, (b) references to “Deposit Materials” in the agreement will mean the Norstar Gateway Escrow Materials described above.

2.

The first paragraph of Section 2.6 is deleted in its entirety and replaced with the following:

“Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause a verification of any Deposit Materials.  Preferred Beneficiary shall notify Depositor and DSI of Preferred Beneficiary’s request for verification.  Depositor shall have the right to be present at the verification. A “verification” determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. Preferred Beneficiary shall have the right to verify that the binary executable versions of any Deposit Materials (including those derived from any Deposit Materials) are complete and operate in accordance with their specifications and documentation.  If verification is requested by Preferred Beneficiary before Depositor delivers the Deposit Materials to DSI, at Depositor's expense Depositor must verify the Deposit Materials for Preferred Beneficiary in Depositor’s lab in North Carolina with Preferred Beneficiary’s technical representatives present during verification.  However, if Depositor’s lab is not available or is not sufficient for performing verification, the parties will agree on an alternate lab location and expenses related to the verification in the alternate location will be equally shared by the parties.  If Preferred Beneficiary requests a verification after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.”

3.

The first sentence of Section 4.1 is deleted in its entirety and replaced with the following:

“Depositor hereby transfers to DSI the title to the media upon which the Norstar Gateway Escrow Materials are written or stored, which title will revert back to Depositor if this Agreement is terminated under Section 6.4; provided, under this Agreement

[*] Confidential

Depositor is entitled to the return of the media on which the Deposit Materials are written and/or stored and requests the return under Section 6.4.”

4.

For purposes of governing AudioCodes Ltd.’s Norstar Gateway Escrow Materials, Section 5.1 (Release Conditions) of the Agreement is deleted in its entirety and is replaced with the following:

“5.1

Release Conditions.  As used in this Agreement, "Release Condition" shall mean the following:

a.

Seller (i) files for voluntary dissolution in bankruptcy; (ii) files a petition for voluntary reorganization in bankruptcy (e.g., Chapter 11 in the U.S.), which is then converted to involuntary proceedings for dissolution based on a petition by a member of the creditor’s committee representing the creditors in the voluntary proceeding (or its equivalent in non-U.S. jurisdictions) and such proceedings are not dismissed within 90 days; or (iii) is declared insolvent under applicable bankruptcy/insolvency laws or other similar laws; or

b.

Over any 90 day period during the Term, a consistent, repetitive and material failure or refusal to comply with the terms of the License Agreement that govern Nortel Networks’ purchase of Norstar Gateway Products (which failure or refusal is not otherwise excused under the Agreement), which Release Condition will be effective as of the date Nortel Networks notifies Seller in writing of the 90 day failure or refusal (which notice can be Nortel Networks’ notice to DSI under the Master Escrow Agreement with a copy to Seller, requesting a release of the Escrow Materials, that includes a description of the specific failures or refusals); or,

c.

Seller ceases to carry on normal business operations.  For purposes of sub-part c, a merger, reorganization or other permitted assign under any written agreement between the Preferred Beneficiary and AudioCodes Ltd. will not trigger a release of the Escrow Material as long as the resulting reorganized entity, assignee or merged entity carries on normal business operations (i.e., the manufacture and sale of Norstar Gateway Products to the Preferred Beneficiary).”

5.

For purposes of Section 6. 1 of the Agreement the term of the escrow arrangement for Norstar Gateway Products will continue for 5 years after the effective date upon which AudioCodes discontinues manufacturing the Norstar Gateway Products.

DSI will not be required to inquire into the truth or evaluate merit of any statement or representation contained in any notice or document.  DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

Notices and communications to Depositor should be addressed to:	Notices and Invoices to Preferred Beneficiary concerning this escrow arrangement should be addressed to:
Depositor Company Name: AudioCodes Ltd. Address: 4 HaHoresh Street, 56470 Yehud, Israel Designated Contact: Telephone: Facsimile: E-Mail: Verification Contact (required):

Preferred Beneficiary:  Nortel Networks Inc.

Address: 221 Lakeside Blvd., Richardson, Texas 75082

Designated Contact:

Telephone:

Facsimile:

E-Mail:

Verification Contact (required):

P.O.#, if required: _____________________

Requests to change the designated contact should be given in writing by the designated contact or an authorized employee.

Contracts, Deposit Materials and notices to DSI should be addressed to:	Invoice inquiries and fee remittances to DSI should be addressed to:

DSI Technology Escrow Services, Inc.

Contract Administration

9265 Sky Park Court, Suite 202

San Diego, CA 92123

Telephone:  (858) 499-1600

Facsimile:   (858) 694-1919

E-Mail:        clientservices@dsiescrow.com

Date: _________________________________

DSI Technology Escrow Services, Inc.

P.O. Box. 27131

New York, NY 10087-7131

Wire Information:

Routing # 021000021

Acct# 323285228

Bank Address:

JP Morgan Chase Bank

280 Park Avenue

New York, NY 10017

Funds Transfer Phone#

(866) 223-0359

.

AudioCodes Ltd. - Depositor	Nortel Networks Inc. – Preferred Beneficiary

By:	By:
Print Name:	Print Name:
Title:	Title:
Date:	Date:

DSI Technology Escrow Services, Inc.

By:
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[*] Confidential

ATTACHMENT 2

TO EXHIBIT A-3

LOANED EQUIPMENT

1.

1 MICS KSU

2.

1 CICS KSU

3.

2 CLID Cards

4.

1 MICS Services Card

5.

2 Remote Access Devices

6.

4 Digital Sets (2 must be two line displays for programming)

7.

1 NTBB08GA-93, MODULAR ICS NVRAM CARTRIDGE FOR MICS

8.

1 NTPW0011, USA-MICS-XC S/W & DOCS - ENGLISH

9.

1 NT7B65AABF, CICS 6.0 SW WITH DOC'S